UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19654	77-0138960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                                             Other Events.

On January 18, 2011, the Company made a principal prepayment in the amount of $8.0 million on its Senior Term Loan with Whitebox VSC, Ltd., which reduced the outstanding principal amount from $25.0 million to $17.0 million.  The Company also had $1.3 million of accrued payment-in-kind interest on the Senior Term Loan outstanding as of September 30, 2010.

The Senior Term Loan has an interest rate of 8.5% per annum and includes 2.0% PIK interest, plus an additional 0.3% PIK interest for every $1.0 million above $15.0 million of unpaid principal.  As a result of the prepayment of principal, the additional PIK interest will be reduced by 2.4% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Christopher R. Gardner
Christopher R. Gardner
Chief Executive Officer